UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2008

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32661

DELAWARE	87-0638510
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices, including zip code)

(801) 765-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As reported in Raser Technologies, Inc.’s (the “Company”) Current Report on Form 8-K filed on January 23, 2008, on January 16, 2008, the Company and the Company’s subsidiary, Truckee Geothermal No. 1 SV-01, LLC, entered into a commitment letter (the “Initial Commitment Letter”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”). The Initial Commitment Letter sets forth general terms relating to the structuring and financing of up to 155 Megawatts (“MW”) of geothermal power plants the Company intends to develop, and gives Merrill Lynch the right to arrange or provide the financing for such plants.

As reported in the Company’s Current Report on Form 8-K filed on May 21, 2008, on May 16, 2008, pursuant to the Initial Commitment Letter, the Company and its subsidiary, Thermo No. 1 BE-01, LLC (“Thermo”), entered into a financing commitment letter (the “Financing Commitment”) with Merrill Lynch relating to the project financing and tax equity funding for what is expected to be a 10 MW geothermal power plant near Beaver, Utah (the “Project”).

On August 31, 2008, pursuant to the Initial Commitment Letter and the Financing Commitment, Thermo entered into several agreements, whereby the Company finalized the project financing arrangements contemplated by the Financing Commitment. These agreements provide project financing and tax equity capital for the Project.

In connection with the project financing arrangements, the following agreements were negotiated and executed on August 31, 2008:

•	Account and Security Agreement, dated as of August 31, 2008, by and between Deutsche Bank Trust Company Americas (“Deutsche Bank”) and Thermo (the “Account and Security Agreement”);

•	Engineering, Procurement and Construction Agreement, dated as of August 31, 2008, by and between Thermo and the Company (the “EPC Agreement”);

•

Equity Capital Contribution Agreement, dated as of August 31, 2008, by and among Intermountain Renewable Power, LLC (“Intermountain”) and Thermo, on the one hand, and Merrill Lynch L.P. Holdings Inc. (“ML Holdings”), on the other hand (the “ECC Agreement”);

•	Operation and Maintenance Agreement, dated as of August 31, 2008, by and between Thermo and Raser Power Systems, LLC (the “Operation and Maintenance Agreement”);

•	Credit Agreement, dated as of August 31, 2008, among Thermo, the Lenders (as defined in the Credit Agreement), and Deutsche Bank (the “Credit Agreement”);

•	Amended and Restated Limited Liability Company Agreement of Thermo, dated as of August 31, 2008, by and between Intermountain and ML Holdings (the “LLC Agreement”);

•

Closing Date and Funding Acknowledgment, dated August 31, 2008, by and among Thermo, Merrill Lynch Credit Products, LLC, and Deutsche Bank (the “Acknowledgment” and, together with the Account and Security Agreement, the EPC Agreement, the ECC Agreement, the Operation and Maintenance Agreement, the Credit Agreement, and the LLC Agreement, collectively, the “Agreements”).

Pursuant to the Agreements, the Company has agreed to serve as the engineering, procurement and construction contractor and has guaranteed the completion of the construction of the Project. The useful life of the Project is expected to be approximately 35 years. The useful life of the geothermal resource is expected to be renewable and have a much longer life than the Project.

The Project is held by Thermo, which is responsible for debt service, all maintenance and operations expenses, and the payment of various fees and distributions to the Company and Merrill Lynch. The following provides further details concerning the terms and conditions of the Agreements:

•

Approximately $31 million of permanent non-recourse debt financing will be provided to the Project under the Credit Agreement with a fixed annual interest rate of 7.00%. Thermo will receive proceeds from the debt financing of approximately $26 million for construction of the Project after an original issue discount of approximately $5 million. After the effect of the original issue discount, the effective interest rate on the $26 million in debt cash proceeds is 9.50%. Thermo is expected to receive the debt financing proceeds no later than September 8, 2008. Upon the initial funding, the Company will immediately receive approximately $14 million from Thermo for reimbursement of construction costs incurred prior to closing the project financing. Thermo is responsible for debt service and is expected to retire the debt through sculpted principal payments over 18 years. The sculpted principal payments provide for larger principal payments than normal amortization in the earlier years when project cash flows are heaviest.

•

Approximately $25 million of tax equity capital provided for the tax benefits associated with the Project will be provided to Thermo by ML Holdings under the ECC Agreement, of which Merrill Lynch will fund 15%, or approximately $3.7 million, at the initial funding, with additional amounts to be funded as needed for construction, subject to customary ongoing representations and warranties. Any remaining balance of the commitment is expected to be received by Thermo at the time the geothermal plant is placed in service.

•

The Company has paid approximately $14 million of the construction and transmission line costs in advance of closing the project financing, including approximately $2.6 million of nearly $4 million for substantially upgraded transmission lines and interconnection equipment in order to create additional capacity for expected follow-on geothermal projects to be developed in the same area. From the initial funding to be received by Thermo, Thermo will reimburse the Company for the construction costs previously paid by the Company.

•

The Company will receive a $5 million development fee from Thermo, 25% of which is expected to be paid to the Company on the first anniversary of the date the Project is completed, with the balance to be due and payable 18 months after completion.

•	The Company also will receive $0.6 million annually from Thermo for the Company’s services as managing member and operator of the Project.

•	Prior to the tax equity flip date, the Company is eligible to receive a management bonus if the Project produces greater than 10.35 MW.

•

Annual operating and maintenance costs for Thermo are expected to be approximately $2.5 million and are expected to be paid by Thermo from its operating revenues. These costs include a manufacturer’s guarantee and maintenance agreement provided by UTC Power, a United Technologies Corp. company (“UTC Power”).

•

Any residual cash flows available after paying all expenses and debt service will be distributed 99% to Merrill Lynch and 1% to the Company prior to the equity flip date, which is anticipated to occur in the tenth year of operation, after which the distribution split will be 5% to Merrill Lynch and 95% to the Company. Post-flip distributable cash flows are expected to average approximately $6 million per year for the rest of the useful life of the Project, assuming the Project is not expanded beyond the current 10 MW structure.

•

The Company’s equity contribution to Thermo of approximately $15 million is comprised primarily of the completed well field. Such amount excludes a valuation allowance of up to approximately $19 million in additional exploration costs relating to understanding the greater Thermo area resource and other unforeseen drilling costs.

In connection with the Agreements and the project financing, the Company and its affiliates have entered into certain other ancillary agreements. Intermountain has entered into a Pledge Agreement with Deutsche Bank to secure the payment and performance of Thermo under the Credit Agreement. The Pledge Agreement grants Deutsche Bank a continuing security interest in and lien on all of Intermountain’s right, title and interest in and to its membership interests or other interests in Thermo.

The Company has entered into a Guaranty Agreement in favor of Thermo and ML Holdings, pursuant to which the Company will guarantee the obligations of Intermountain under the LLC Agreement and the ECC Agreement.

The Company has also entered into an Amended and Restated Purchase Contract with UTC Power for the purchase of 50 PureCycle turbines for the Project. Under the terms of the Amended and Restated Purchase Contract, UTC Power has agreed to allow the Company to retain a certain portion of the purchase price of the turbines pending the successful completion of the Project. If the Project is not successfully completed as a result of a problem with the turbines, then the Company will keep the retained portion of the purchase price as a liquidated damages payment. If the Project is not successfully completed as a result of any other reason, then the Company will reimburse UTC Power for any liquidated damages paid by UTC Power.

The foregoing description of the Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are filed as exhibits hereto and are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Account and Security Agreement, dated as of August 31, 2008, by and between Thermo No. 1 BE-01, LLC and Deutsche Bank Trust Company Americas

10.2	Engineering, Procurement and Construction Agreement, dated as of August 31, 2008, by and between Thermo No. 1 BE-01, LLC and Raser Technologies, Inc.

10.3	Equity Capital Contribution Agreement, dated as of August 31, 2008, by and among Intermountain Renewable Power, LLC and Thermo No. 1 BE-01, LLC, on the one hand, and Merrill Lynch L.P. Holdings Inc., on the other hand

10.4	Operation and Maintenance Agreement, dated as of August 31, 2008, by and between Thermo No. 1 BE-01, LLC and Raser Power Systems, LLC

10.5	Credit Agreement, dated as of August 31, 2008, among Thermo No. 1 BE-01, LLC, the Lenders (as defined in the Credit Agreement), and Deutsche Bank Trust Company Americas

10.6	Amended and Restated Limited Liability Company Agreement of Thermo No. 1 BE-01, LLC, a Delaware limited liability company, dated as of August 31, 2008, by and between Intermountain Renewable Power, LLC and Merrill Lynch L.P. Holdings Inc.

10.7	Closing Date and Funding Acknowledgment, dated August 31, 2008, by and among Thermo No. 1 BE-01, LLC, Merrill Lynch Credit Products, LLC, and Deutsche Bank Trust Company Americas

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Date: September 5, 2008